UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Altria Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.
6601 West Broad Street
Richmond, Virginia 23230

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 20, 2021

Dear Fellow Shareholder:

Altria Group, Inc. (“Altria,” “we” or “our”) regrets to report that Thomas F. Farrell II, a director of Altria since 2008, passed away on April 2, 2021. Mr. Farrell also served as the independent Chairman of Altria’s Board of Directors (“Board”), the Chair of the Board’s Executive Committee (the “Executive Committee”) and a member of the Board’s Compensation and Talent Development and Nominating, Corporate Governance and Social Responsibility Committees. We learned of Mr. Farrell’s death after we finalized the Proxy Statement (the “Proxy Statement”) for our 2021 Annual Meeting of Shareholders, which is being held on Thursday, May 20, 2021, at 9:00 a.m., Eastern Time (the “2021 Annual Meeting”). As we previously announced and as set forth in the Proxy Statement, Mr. Farrell had decided to retire from service on our Board following the completion of his current term and he was not standing for election to our Board at the 2021 Annual Meeting. As a result, his death does not affect the proposals to be voted on by shareholders at the 2021 Annual Meeting.
As a result of Mr. Farrell’s death, our Board consists of 11 directors, and we do not presently have a Chairman of the Board or a Chair of the Executive Committee. Our Board does not intend to appoint a new Chairman of the Board or a new Chair of the Executive Committee at this time. Our Board will evaluate Board leadership succession and intends to appoint a new Chairman of the Board and a new Chair of the Executive Committee at its organizational meeting immediately following the 2021 Annual Meeting.
This supplement to the Proxy Statement (this “Supplement”) does not change the proposals to be acted on at the 2021 Annual Meeting or our Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ W. HILDEBRANDT SURGNER, JR.
W. Hildebrandt Surgner, Jr.
Vice President, Corporate Secretary and Associate General Counsel
April 8, 2021
Richmond, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2021

Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available, free of charge, at www.altria.com/proxy.